            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Name and Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the name and number to give the payer.

-----------------------------------------------------
                                    Give the
For this type of account:           NAME and
                                    SOCIAL SECURITY
                                    NUMBER of--
-----------------------------------------------------
 1. Individual                      The individual

 2. Two or more individuals         The actual owner
    (joint account)                 of the account or,
                                    if combined funds,
                                    the first individual
                                    on the account(1)

 3. Custodian account of a          The minor(2)
    minor (Uniform Gift to
    Minors Act)

 4. a. The usual revocable          The grantor-
       savings trust account        trustee(1)
       (grantor is also trustee)
    b. So-called trust account      The actual
       that is not a legal or valid owner(1)
       trust under state law
 5. Sole proprietorship             The owner(3)
-----------------------------------------------------
                                    Give the
For this type of account:           NAME and
                                    EMPLOYER ID.
                                    NUMBER of--
-----------------------------------------------------
 6. Sole proprietorship             The owner(3)

 7. A valid trust, estate, or       Legal entity(4)
    pension trust

 8. Corporate                       The corporation

 9. Association, club,              The organization
    religious, charitable,
    educational or other tax-
    exempt organization

10. Partnership                     The partnership

11. A broker or registered          The broker or
    nominee                         nominee

12. Account with the                The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a state or
    local government, school
    district, or prison) that
    receives agricultural
    program payments
-----------------------------------------------------


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Certification
For a joint account, only the person whose taxpayer identification number is shown on Part 1 should sign (when required).
1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct taxpayer identification number, but you do not have to sign the certification.
2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct taxpayer identification number to the requester, you must cross out item (2) in the certification before signing this form.
3. Real estate transactions. You must sign the certification. You may cross out item (2) of the certification.
4. Other payments. You must give your correct taxpayer identification number, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect taxpayer identification number. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified state tuition program payments, IRA or MSA contributions or distributions, and pension distributions. You must give your correct taxpayer identification number, but you do not have to sign the certification.

Resident Aliens
If you are a resident alien and you do not have and are not eligible to get a social security number, your taxpayer identification number is your Internal Revenue Service individual taxpayer identification number. You should enter that number on the social security number line.

Obtaining a Number
If you do not have a taxpayer identification number, apply for one immediately. To apply for a social security number, get Form SS-5, Application for Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for Internal Revenue Service Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Form W-7 and SS-4 from the Internal Revenue Service.

Payees Exempt from Backup Withholding
The following is a list of payees specifically exempt from backup withholding depending upon the type of payment (see below):
 (1) A corporation.
 (2) An organization exempt from tax under section 501(a), any IRA, custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
 (3) The United States or any of its agencies or instrumentalities.
 (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 (5) A foreign government, or any of its political subdivisions, agencies or instrumentalities.
 (6) An international organization or any of its agencies or instrumentalities.
 (7) A foreign central bank of issue.
 (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
 (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
 (10) A real estate investment trust.
 (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
 (12) A common trust fund operated by a bank under section 584(a).
 (13) A financial institution.
 (14) A middleman known in the investment community as a nominee or custodian.
 (15) A trust exempt from tax under section 664 or described in section 4947. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.
Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give your correct taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.